Exhibit (h)(vii)(B)

APPENDIX A

Operating Expense Limitation Agreement

Direxion Shares ETF Trust

Rafferty Asset Management, LLC has contractually agreed to cap all or a portion of its management fee and/or reimburse each Fund for Other Expenses through September 1, 2018, to the extent that a Fund’s Total Annual Fund Operating Expenses exceeds a Fund’s daily net assets as listed below.

ACTIVELY MANAGED FUNDS

Direxion Auspice Broad Commodity Strategy ETF	0.70%

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares	0.35%
Direxion All Cap Insider Sentiment Shares	0.65%
Direxion Zacks MLP High Income Index Shares	0.65%
Direxion iBillionaire Index ETF	0.65%

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares	0.45%
Direxion Daily 20+ Year Treasury Bear 1X Shares	0.45%
Direxion Daily Corporate Bond Bear 1X Shares	0.45%
Direxion Daily S&P 500 Bear 1X Shares	0.45%
Direxion Daily Municipal Bond Taxable Bear 1X Shares	0.45%
Direxion Daily Small Cap Bear 1X Shares	0.45%
Direxion Daily Total Bond Market Bear 1X Shares	0.45%
Direxion Daily CSI 300 China A Share Bear 1X Shares	0.80%
Direxion Daily S&P Biotech Bear 1X Shares	0.45%
Direxion Daily Healthcare Bear 1X Shares	0.45%
Direxion Daily CSI 500 China A Share Bear 1X Shares	0.80%
Direxion Daily SME-ChiNext 100 China A Shares Bear 1X Shares	0.80%
Direxion Daily CSI China Internet Index Bear 1X Shares	0.80%
Direxion Daily MSCI China A Bear 1X Shares	0.80%
Direxion Daily Greece Bear 1X Shares	0.80%
Direxion Daily Cyber Security & IT Bear 1X Shares	0.45%
Direxion Daily Pharmaceutical & Medical Bear 1X Shares	0.45%
Direxion Daily Frontier 100 Bear 1X Shares	0.45%
Direxion Daily Emerging Markets Bond Bear 1X Shares	0.45%
Direxion Daily Consumer Staples Bear 1X Shares	0.45%
Direxion Daily Consumer Discretionary Bear 1X Shares	0.45%
Direxion Daily Energy Bear 1X Shares	0.45%
Direxion Daily Financial Bear 1X Shares	0.45%
Direxion Daily Industrials Bear 1X Shares	0.45%
Direxion Daily Materials Bear 1X Shares	0.45%
Direxion Daily Technology Bear 1X Shares	0.45%
Direxion Daily Utilities Bear 1X Shares	0.45%
Direxion Daily MSCI European Financials Bear 1X Shares	0.45%
Direxion Daily Gold Miners Index Bear 1X Shares	0.45%
Direxion Daily Dow 30 Bear 1X Shares	0.45%
Direxion Daily High Yield Bear 1X Shares	0.45%

LEVERAGED FUNDS

1.25X Funds

Direxion Daily S&P 500® Bull 1.25X Shares	0.35%
Direxion Daily Small Cap Bull 1.25X Shares	0.35%

2X Funds

Direxion Daily S&P 500® Cap Bull 2X Shares	0.60%
Direxion Daily CSI 300 China A Share Bull 2X Shares	0.95%
Direxion Daily Small Cap Bull 2X Shares	0.60%
Direxion Daily S&P 500 Low Volatility Bull 2X Shares	0.95%	Direxion Daily S&P 500 Low Volatility Bear 2X Shares	0.95%
Direxion Daily MLP Bull 2X Shares	0.95%	Direxion Daily MLP Bear 2X Shares	0.95%
Direxion Daily Emerging Market Bond Bull 2X Shares	0.95%	Direxion Daily Emerging Market Bond Bear 2X Shares	0.95%
Direxion Daily Cyber Security & IT Bull 2X Shares	0.80%	Direxion Daily Cyber Security & IT Bear 2X Shares	0.80%
Direxion Daily Pharmaceutical & Medical Bull 2X Shares	0.80%	Direxion Daily Pharmaceutical & Medical Bear 2X Shares	0.80%
Direxion Daily CSI 500 China A Share Bull 2X Shares	0.95%
Direxion Daily SME-ChiNext 100 China A Shares Bull 2X Shares	0.95%
Direxion Daily CSI China Internet Index Bull 2X Shares	0.95%
Direxion Daily MSCI China A Bull 2X Shares	0.95%
Direxion Daily Greece Bull 2X Shares	0.95%
Direxion Daily Clean Energy Bull 2X Shares	0.80%	Direxion Daily Clean Energy Bear 2X Shares	0.80%
Direxion Daily Biotech Bull 2X Shares	0.80%	Direxion Daily Biotech Bear 2X Shares	0.80%
Direxion Daily MSCI European Financials Bull 2X Shares	0.80%	Direxion MSCI Daily European Financials Bear 2X Shares	0.80%
Direxion Daily High Yield Bull 2X Shares	0.80%	Direxion Daily High Yield Bear 2X Shares	0.80%
Direxion Daily Silver Miners Index Bull 2X Shares	0.80%	Direxion Daily Silver Miners Index Bear 2X Shares	0.80%
Direxion Daily Income Preferred Bull 2X Shares	0.85%	Direxion Daily Income Preferred Bear 2X Shares	0.85%

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.95%	Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.95%
Direxion Daily 20+Year Treasury Bull 3X Shares	0.95%	Direxion Daily 20+Year Treasury Bear 3X Shares	0.95%
Direxion Daily MSCI Brazil Bull 3X Shares	0.95%
Direxion Daily FTSE China Bull 3X Shares	0.95%	Direxion Daily FTSE China Bear 3X Shares	0.95%

Direxion Daily Clean Energy Bull 3X Shares	0.95%	Direxion Daily Clean Energy Bear 3X Shares	0.95%
Direxion Daily Corporate Bond Bull 3X Shares	0.95%	Direxion Daily Corporate Bond Bear 3X Shares	0.95%
Direxion Daily MSCI Developed Markets Bull 3X Shares	0.95%	Direxion MSCI Daily Developed Markets Bear 3X Shares	0.95%
Direxion Daily MSCI Emerging Markets Bull 3X Shares	0.95%	Direxion MSCI Daily Emerging Markets Bear 3X Shares	0.95%
Direxion Daily Energy Bull 3X Shares	0.95%	Direxion Daily Energy Bear 3X Shares	0.95%
Direxion Daily Financial Bull 3X Shares	0.95%	Direxion Daily Financial Bear 3X Shares	0.95%
Direxion Daily Gold Miners Index Bull 3X Shares	0.95%	Direxion Daily Gold Miners Index Bear 3X Shares	0.95%
Direxion Daily Healthcare Bull 3X Shares	0.95%	Direxion Daily Healthcare Bear 3X Shares	0.95%
Direxion Daily MSCI India Bull 3X Shares	0.95%
Direxion Daily Latin America Bull 3X Shares	0.95%
Direxion Daily Mid Cap Bull 3X Shares	0.95%	Direxion Daily Mid Cap Bear 3X Shares	0.95%
Direxion Daily Municipal Bond Taxable Bull 3X Shares	0.95%
Direxion Daily Natural Gas Related Bull 3X Shares	0.95%	Direxion Daily Natural Gas Related Bear 3X Shares	0.95%
Direxion Daily MSCI Real Estate Bull 3X Shares	0.95%	Direxion Daily MSCI Real Estate Bear 3X Shares	0.95%
Direxion Daily Regional Banks Bull 3X Shares	0.95%	Direxion Daily Regional Banks Bear 3X Shares	0.95%
Direxion Daily Retail Bull 3X Shares	0.95%
Direxion Daily Russia Bull 3X Shares	0.95%	Direxion Daily Russia Bear 3X Shares	0.95%
Direxion Daily S&P 500® Bull 3X Shares	0.95%	Direxion Daily S&P 500® Bear 3X Shares	0.95%
Direxion Daily Semiconductor Bull 3X Shares	0.95%	Direxion Daily Semiconductor Bear 3X Shares	0.95%
Direxion Daily Small Cap Bull 3X Shares	0.95%	Direxion Daily Small Cap Bear 3X Shares	0.95%
Direxion Daily MSCI South Korea Bull 3X Shares	0.95%
Direxion Daily Technology Bull 3X Shares	0.95%	Direxion Daily Technology Bear 3X Shares	0.95%
Direxion Daily Junior Gold Miners Index Bull 3X Shares	0.95%	Direxion Daily Junior Gold Miners Index Bear 3X Shares	0.95%
Direxion Daily FTSE Europe Bull 3X Shares	0.95%
Direxion Daily MSCI Japan Bull 3X Shares	0.95%
Direxion Daily Homebuilders & Supplies Bull 3X Shares	0.95%	Direxion Daily Homebuilders & Supplies Bear 3X Shares	0.95%
Direxion Daily S&P Biotech Bull 3X Shares	0.95%	Direxion Daily S&P Biotech Bear 3X Shares	0.95%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	0.95%	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares	0.95%
Direxion Daily FTSE Cürex USD Bull 3X Shares	0.95%	Direxion Daily FTSE Cürex USD Bear 3X Shares	0.95%
Direxion Daily FTSE Cürex EUR Bull 3X Shares	0.95%	Direxion Daily FTSE Cürex EUR Bear 3X Shares	0.95%
Direxion Daily FTSE Cürex YEN Bull 3X Shares	0.95%	Direxion Daily FTSE Cürex YEN Bear 3X Shares	0.95%
Direxion Daily S&P 500® Low Volatility Bull 3X Shares	0.95%	Direxion Daily S&P® 500 Low Volatility Bear 3X Shares	0.95%

Direxion Daily MLP Bull 3X Shares	0.95%	Direxion Daily MLP Bear 3X Shares	0.95%
Direxion Daily Emerging Market Bond Bull 3X Shares	0.95%	Direxion Daily Emerging Market Bond Bear 3X Shares	0.95%

Last Updated: November 22, 2016

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